EXHIBIT 99.A9


















                                  Exhibit 4(b)

                 Guaranteed Minimum Income Benefit Rider (6IB01)


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                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

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                     GUARANTEED MINIMUM INCOME BENEFIT RIDER

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THIS RIDER provides a Guaranteed Minimum Income Benefit regardless of the performance of the Subaccounts.

This Rider is attached to and made part of the variable annuity contract as of the Rider Date. This Rider may only be terminated as provided herein. This Rider is subject to all of the provisions in the Contract that do not conflict with the provisions of this Rider. The Rider Payment Options provide for variable annuity payments. Subsequent payments may fluctuate with the investment performance of the annuity Subaccounts, but will never be less than the initial payment.

Neither this Rider nor the Minimum Annuitization Value creates a Cash Value.

The payments provided under this Rider may be less than those provided under the Variable Account Annuity Payments provisions of the Contract to which this Rider is attached. For this reason, it is important that both annuitization methods be evaluated closely to determine which method is most suitable.


CONTRACT NUMBER:                  01-23456789       LAST DATE TO UPGRADE:       July 15, 2047

RIDER DATE:                     July 15, 1998

MINIMUM ANNUITIZATION
VALUE (MAV) AT RIDER DATE:            $10,000

ANNUAL GROWTH RATE:            [3.00 - 6.00%]              GUARANTEED MINIMUM INCOME BENEFIT
                                                   ------------------------------------------------

RIDER FEE PERCENTAGE:          [0.30 - 0.50%]      FIRST DATE TO ELECT BENEFIT:        July 15, 2008

RIDER FEE WAIVER
THRESHOLD:
                                 [200 - 250%]      LAST DATE TO ELECT BENEFIT:         July 15, 2057

Separate Account Annuitization Charge after Election Date:                             [2.50 - 3.50%]

         -------------------- --------------------- --------------------------
                                                          GUARANTEED MINIMUM
         ELECTION DATE          ANNUITANT'S AGE            MONTHLY PAYMENT*
         -------------------- --------------------- --------------------------
         July 15, 2008                 45                      $   63.40
         July 15, 2028                 65                      $  299.81
         July 15, 2033                 70                      $  458.09
         July 15, 2038                 75                      $  701.49
         July 15, 2043                 80                      $1,064.00
         July 15, 2048                 85                      $1,573.08
         July 15, 2053                 90                      $2,105.14

                        Per $10,000 of Initial MAV at Rider Date
         ---------------------------------------------------------------------

* Assumes no further premium payments and no partial surrenders. Assumes the Minimum Annuitization Value is applied to a life with 10 year certain Rider Payment Option with monthly payments.

DEFINITIONS              The following definitions are used in this Rider.

                         ANNUITANT
                         The Annuitant is designated on the Contract Schedule page. The variable annuity payments are paid to the Annuitant (or surviving Joint Annuitant).

                         ANNUITY FACTOR
                         A factor for the applicable Annuitant age, sex and Rider Payment Option shown in Schedule I or Schedule II of this Rider. For the Rider Payment Option chosen, the Annuity Factors from Schedule I and Schedule II and the Minimum Annuitization Value will be used to determine the applicable annuity payments. For Annuitants age 85 or older at the time of annuitization, the age 85 Annuity Factor will be used for Schedule I. Factors not shown are available from Us upon request. Schedule I and Schedule II are based on the "1983 Table a" mortality table, improved to the year 2000 with projection scale G. For purposes of determining annuity payments under this Rider, no adjustments will be made to the Annuitant's age based upon Maturity Dates after 2000, as described in the Determination of the First Variable Payment provision of the Contract.

                         ELECTION DATE
                         A date elected by the Owner on which Guaranteed Minimum Income Benefit payments will begin. The Election Date must be within 30 days following a Contract Anniversary. The first and last dates to elect a Rider Payment Option are shown on Page 1 of this Rider.

                         RIDER DATE
                         The date that this Rider is added to the Contract. This date may only be the issue date of the Contract or a Contract Anniversary date. This is also the Contract Anniversary that the Owner most recently elected to upgrade the Minimum Annuitization Value, if applicable.

                         SUPPORTABLE PAYMENT
                         The Supportable Payment is equal to the number of variable annuity units in the selected Subaccounts multiplied by the variable annuity unit values in those Subaccounts on the date the payment is made.

GUARANTEED MINIMUM       On the Election Date, the Owner may use the Minimum
INCOME BENEFIT           Annuitization Value, less any  outstanding loan plus
                         loan interest, and the applicable Annuity Factor to provide variable payments to the Annuitant. The
                         Annuitant will begin to receive Guaranteed Minimum
                         Payments on the Election Date.

                                       2

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                         The first variable payment is determined by multiplying
                         each $1,000 of Minimum Annuitization Value, less any outstanding loan plus loan interest, by the Annuity Factor in Schedule 1. Each subsequent payment will be calculated as described in the Contract, using a 5% assumed investment return. Subsequent payments may fluctuate in accordance with the investment performance of the annuity unit value. However, such payments will never be less than the initial payment.

                         During the first contract year following annuitization, each payment will be stabilized to equal the initial payment. On each contract anniversary following annuitization, the stabilized payment will be increased or decreased (but never below the initial payment) and held level for that contract year. On each contract anniversary following annuitization, the stabilized payment will equal the greater of the initial payment or the supportable payment at that time.

                         If the Supportable Payment (at any payment date) is greater than the stabilized payment for that year, the excess will be used to purchase additional annuity units as described below. If the Supportable Payment (at any payment date) is less than the stabilized payment for that year, annuity units will be redeemed as described below to fund the deficiency.

                         After the Election Date, a Separate Account
                         Annuitization Charge will be charged. This charge may be different than the Separate Account Charge in effect prior to the Election Date. It may also be different than the mortality and expense risk fee and administative charge for the Settlement Options shown in the Contract.

MINIMUM                  The Minimum Annuitization Value is used to determine
ANNUITIZATION VALUE      Minimum Income Benefit  payments, the Rider fee and
                         adjustments to partial surrenders.

                         On the Rider Date, the Minimum Annuitization Value is the value of the variable annuity. Thereafter, the Minimum Annuitization Value will be the accumulated value, based upon the Annual Growth Rate shown on Page 1 of this Rider, of the following:

                         (A) the value of the variable annuity on the Rider Date; plus
                         (B) any additional premiums made after the Rider Date; minus
                         (C) the amount of any partial surrenders, as determined under the Partial Surrender provision below.

                                       3

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PARTIAL SURRENDERS       In any contract year, the Minimum Annuitization Value
                         will be reduced by the actual amount of contract partial surrenders as long as the partial surrenders do not exceed a maximum annual free amount. Partial surrenders in excess of the maximum annual free amount will reduce the Minimum Annuitization Value by an amount equal to (A) divided by (B) multiplied by (C) where:

                         (A)  is the amount of the excess partial surrenders;
                         (B) is the value of the Contract after the current contract year maximum free amount has been partially surrendered, but prior to the partial surrender of the excess portion and
                         (C) is the Minimum Annuitization Value after the current contract year maximum annual free amount has been partially surrendered, but prior to partial surrender of the excess portion.

                         For each contract year, the maximum annual free amount is equal to the Minimum Annuitization Value as of the beginning of the contract year, multiplied by the effective Annual Growth Rate shown on page one of this Rider. Partial surrenders during a contract year will reduce the available maximum annual free amount by the amount of the partial surrender.

RIDER FEE                We will deduct a fee from the value of the Contract on
                         each Contract Anniversary and on the termination date of this Rider. The rider fee is the Minimum
                         Annuitization Value at the time the fee is deducted, multiplied by the Rider Fee Percentage shown on the first page of this Rider. The fee will be deducted from each Account in proportion to the value each bears to the Annuity Value. This fee will not be deducted after the Election Date.

WAIVER OF RIDER FEE      If the value of the Contract, on a particular Contract
                         Anniversary, exceeds an amount equal to the Rider Fee
                         Waiver Threshold (shown on Page 1 of this Rider) multiplied by the Minimum Annuitization Value, the rider fee will be waived for that Contract Anniversary.

MINIMUM                  The Owner may elect, in writing, to upgrade the Minimum
ANNUITIZATION            Annuitization Value to the value of the Contract on a
VALUE UPGRADE            Contract Anniversary. This may be done within 30 days
                         immediately following any Contract Anniversary, and prior to the Last Date to Upgrade shown on Page 1 of this Rider.

                         If an upgrade is elected, this Rider will terminate and a new rider will be issued with a new Rider Date, Election Date and its own guaranteed benefits. The new annual Rider Fee Percentage may be different than this Rider's, but it will never be greater than 0.50%.

                                       4

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RIDER PAYMENT            The minimum Annuitization Value and applicable Annuity
OPTIONS Factors from Schedule I may be applied to the following payment options:

                         LIFE INCOME
                         An election may be made for "No Period Certain" or "10 Years Certain". In the event of the death of the person receiving payments prior to the end of the chosen period certain, the remaining period certain payments will be continued to the Beneficiary.

                         JOINT AND FULL SURVIVOR
                         An election may be made for "No Period Certain" or "10 Years Certain". Payments will be made as long as either the Annuitant or Joint Annuitant is living. In the event of the death of both the Annuitant and the Joint Annuitant prior to the end of the chosen period certain, the remaining period certain payments will be continued to the Beneficiary.

PURCHASE/REDEMPTION      The number of annuity units purchased or redeemed is
OF ANNUITY UNITS         equal to the allocated annuity income purchased or
                         redeemed, respectively, divided by the Annuity Unit
                         Value for each respective Subaccount. Purchases and redemptions of annuity income will be allocated to each Subaccount on a proportionate basis. The amount of annuity income purchased or redeemed is the difference between the Supportable Payment and the stabilized payment, times the Attained Age nearest birthday
                         Annuity Factors shown on Schedule II, divided by $1,000.

                         The Company bears the risk that it will need to make payments if all annuity units have been redeemed in an attempt to maintain the stabilized payment at the initial payment level. In such an event, the Company will make all future payments equal to the initial payment.

ASSIGNMENT               Payments made under this Rider may not be pledged or
                         assigned. Payments will only be made to the Annuitant or Joint Annuitant named in the Contract.

CHANGE OF ANNUITANT      If the Annuitant is changed, this Rider will terminate
                         and a new Rider will be issued with a new Rider Date, Election Date and its own guaranteed benefits. The new annual Rider fee may be different than the Rider fee under this Rider, but it will never be greater than 0.50%.

                                       5

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TERMINATION              This Rider will be terminated upon the earliest of:

                         (a)  the Election Date;
                         (b) 30 days after the Last Date to Elect Benefit shown on the first page of this Rider;
                         (c)  the date the Contract terminates;
                         (d) the date the Owner elects to apply the value of the Contract to annuitize this Contract;
                         (e) the date the Owner elects to upgrade the Minimum Annuitization Value; or
                         (f)  the date that the Annuitant is changed.

                         This Rider cannot be terminated prior to the earliest of the above dates.



Signed for Us at Our Office in Clearwater, Florida.


     /s/ WILLIAM H. GEIGER                      /s/ JOHN R. KENNEY
     ---------------------                      ------------------
            Secretary                                 President

                                       6

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                          SCHEDULE I - ANNUITY FACTORS

The amounts shown in these tables are the Annuity Factors for each $1,000 of the Minimum Annuitization Value and assume a 3% Assumed Investment Return.

------------------- ---------------------------------------------------- ----------------------------------------------------
                                MONTHLY ANNUITY FACTOR FOR                           MONTHLY ANNUITY FACTOR FOR
                                LIFE WITH NO PERIOD CERTAIN                          LIFE WITH 10 YEARS CERTAIN
------------------- ---------------------------------------------------- ----------------------------------------------------
    AGE                   MALE             FEMALE           UNISEX             MALE             FEMALE           UNISEX
------------------- ----------------- ----------------- ---------------- ----------------- ----------------- ----------------
    65                     5.40              4.73             5.07              5.22              4.66             4.94
    70                     6.34              5.45             5.90              5.96              5.30             5.63
    75                     7.65              6.52             7.09              6.82              6.13             6.48
    80                     9,51              8.10             8.81              7.73              7.13             7.43
    85                    12.09             10.44            11.27              8.54              8.12             8.33

------------------- ----------------- ----------------- ---------------- ----------------- ----------------- ----------------

----------------- -----------------------------------------------------------------------------------------------------------
                                            MONTHLY ANNUITY FACTOR FOR JOINT AND FULL SURVIVOR
                  -----------------------------------------------------------------------------------------------------------
                                                          AGE OF FEMALE ANNUITANT*
                  -----------------------------------------------------------------------------------------------------------
AGE OF              15 YEARS        12 YEARS        9 YEARS        6 YEARS         3 YEARS                        3 YEARS
MALE                LESS THAN      LESS THAN       LESS THAN      LESS THAN       LESS THAN       SAME AS        MORE THAN
ANNUITANT*            MALE            MALE           MALE            MALE           MALE            MALE           MALE
----------------- -------------- --------------- -------------- --------------- -------------- --------------- --------------
65                    3.47            3.60           3.74            3.89           4.05            4.22           4.39
70                    3.74            3.91           4.10            4.31           4.53            4.77           5.02
75                    4.10            4.34           4.60            4.89           5.22            5.56           5.90
80                    4.60            4.92           5.30            5.73           6.20            6.69           7.18
85                    5.29            5.76           6.32            6.94           7.62            8.32           9.01

                  -----------------------------------------------------------------------------------------------------------
                                   MONTHLY ANNUITY FACTOR FOR JOINT AND FULL SURVIVOR WITH 10 YEAR CERTAIN
                  -----------------------------------------------------------------------------------------------------------
                                                          AGE OF FEMALE ANNUITANT*
                  -----------------------------------------------------------------------------------------------------------
AGE OF              15 YEARS        12 YEARS        9 YEARS        6 YEARS         3 YEARS                        3 YEARS
MALE                LESS THAN      LESS THAN       LESS THAN      LESS THAN       LESS THAN       SAME AS        MORE THAN
ANNUITANT*            MALE            MALE           MALE            MALE           MALE            MALE           MALE
----------------- -------------- --------------- -------------- --------------- -------------- --------------- --------------
65                    3.47            3.60           3.74            3.89           4.05            4.22           4.39
70                    3.74            3.91           4.10            4.30           4.52            4.76           4.99
75                    4.10            4.33           4.58            4.87           5.18            5.50           5.81
80                    4.58            4.89           5.25            5.65           6.07            6.48           6.86
85                    5.23            5.66           6.15            6.66           7.17            7.62           8.00

----------------- -------------- --------------- -------------- --------------- -------------- --------------- --------------
*Age nearest birthday
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The annual, semi-annual or quarterly Annuity Factor shall be the Annuity Factor shown multiplied by 11.80, 5.95 or 2.99, respectively.
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Annuity Factors not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.
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


                          SCHEDULE II - ANNUITY FACTORS

The amounts shown in these tables are the Annuity Factors for each $1,000 of the Minimum Annuitization Value and assume a 5% Assumed Investment Return.

------------------- ---------------------------------------------------- ----------------------------------------------------
                                MONTHLY ANNUITY FACTOR FOR                           MONTHLY ANNUITY FACTOR FOR
                                LIFE WITH NO PERIOD CERTAIN                          LIFE WITH 10 YEARS CERTAIN
------------------- ---------------------------------------------------- ----------------------------------------------------
    AGE                   MALE             FEMALE           UNISEX             MALE             FEMALE           UNISEX
------------------- ----------------- ----------------- ---------------- ----------------- ----------------- ----------------
    50                    $5.12             $4.81            $4.97             $5.08             $4.79            $4.94
    55                     5.46              5.06             5.26              5.39              5.03             5.21
    60                     5.93              5.42             5.68              5.81              5.37             5.59
    65                     6.60              5.91             6.26              6.37              5.82             6.10
    70                     7.55              6.63             7.09              7.07              6.43             6.75
    75                     8.87              7.70             8.29              7.89              7.23             7.56
    80                    10.75              9.30            10.03              8.74              8.18             8.46
    85                    13.36             11.68            12.52              9.50              9.11             9.31
    90                    16.94             15.13            16.04             10.04              9.80             9.92
    95                    21.76             19.41            20.59             10.36             10.23            10.30

------------------- ----------------- ----------------- ---------------- ----------------- ----------------- ----------------

----------------- -----------------------------------------------------------------------------------------------------------
                                              MONTHLY ANNUITY FACTOR FOR JOINT AND FULL SURVIVOR
                  -----------------------------------------------------------------------------------------------------------
                                                          AGE OF FEMALE ANNUITANT*
                  -----------------------------------------------------------------------------------------------------------
AGE OF              15 YEARS        12 YEARS        9 YEARS        6 YEARS         3 YEARS                        3 YEARS
MALE                LESS THAN      LESS THAN       LESS THAN      LESS THAN       LESS THAN       SAME AS        MORE THAN
ANNUITANT*            MALE            MALE           MALE            MALE           MALE            MALE           MALE
----------------- -------------- --------------- -------------- --------------- -------------- --------------- --------------
65                   $4.71           $4.82          $4.94           $5.07          $5.22           $5.37          $5.53
70                    4.95            5.10           5.27            5.46           5.67            5.89           6.13
75                    5.28            5.50           5.74            6.02           6.33            6.66           7.00
80                    5.75            6.06           6.43            6.84           7.30            7.78           8.27
85                    6.43            6.89           7.43            8.04           8.71            9.42          10.10

                  -----------------------------------------------------------------------------------------------------------
                                   MONTHLY ANNUITY FACTOR FOR JOINT AND FULL SURVIVOR WITH 10 YEAR CERTAIN
                  -----------------------------------------------------------------------------------------------------------
                                                           AGE OF FEMALE ANNUITANT*
                  -----------------------------------------------------------------------------------------------------------
AGE OF              15 YEARS        12 YEARS        9 YEARS        6 YEARS         3 YEARS                        3 YEARS
MALE                LESS THAN      LESS THAN       LESS THAN      LESS THAN       LESS THAN       SAME AS        MORE THAN
ANNUITANT*            MALE            MALE           MALE            MALE           MALE            MALE           MALE
----------------- -------------- --------------- -------------- --------------- -------------- --------------- --------------
65                   $4.71           $4.82          $4.94           $5.07          $5.21           $5.36          $5.52
70                    4.95            5.10           5.26            5.45           5.66            5.87           6.10
75                    5.27            5.48           5.72            5.99           6.28            6.59           6.89
80                    5.72            6.02           6.36            6.74           7.14            7.53           7.90
85                    6.35            6.76           7.23            7.71           8.20            8.63           8.99

----------------- -------------- --------------- -------------- --------------- -------------- --------------- --------------
*Age nearest birthday
-----------------------------------------------------------------------------------------------------------------------------
The annual, semi-annual or quarterly Annuity Factor shall be the Annuity Factor shown multiplied by 11.80, 5.95 or 2.99, respectively.
-----------------------------------------------------------------------------------------------------------------------------
Annuity Factors not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.
-----------------------------------------------------------------------------------------------------------------------------

                                       8